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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-04647 and 333-04649 of Full Line Distributors, Inc. on Form S-8 of our report dated January 31, 2001, appearing in this Annual Report on Form 10-K of Full Line Distributors, Inc. for the year ended December 30, 2000.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 28, 2001